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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation


We consent to the use of our reports dated February 9, 1996 relating to the balance sheet of Harbinger Corporation as of December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for the year then ended and the financial statement schedule incorporated by reference in the Form S-3 Registration Statement of Harbinger Corporation and to the reference to our firm under the heading of "Experts" in the prospectus.




                                                   /s/ KPMG Peat Marwick LLP
                                                   ---------------------------
                                                   KPMG Peat Marwick LLP



Atlanta, Georgia
August 23, 1996